EXHIBIT 4.17

                       UNIT PURCHASE AGREEMENT



            THIS AGREEMENT, dated as of May 9, 1995, by and among BARRINGER

TECHNOLOGIES INC., a Delaware corporation (the "Company"), SPECIAL

SITUATIONS FUND III, L.P. (the "Fund") and SPECIAL SITUATIONS CAYMAN FUND,

L.P. (the "Cayman Fund" and collectively with the Fund, the "Purchasers",

and each, individually, a "Purchaser").

                         W I T N E S S E T H:

            WHEREAS, in reliance upon the respective representations,

warranties, terms and conditions hereinafter set forth, the Purchasers desire to purchase from the Company, and the Company desires to sell to the

Purchasers, an aggregate of 125 units (the "Units"), each Unit consisting of 10,000 shares (collectively, the "Shares") of Common Stock, par value

$.01 per share ("Common Stock"), and a warrant (collectively, the

"Warrants") exercisable at any time prior to May 9, 2000 to purchase 10,000 shares of Common Stock (collectively, the "Warrant Shares") at an exercise price (subject to adjustment as provided in the Warrants) of $.50 per share, as hereinafter set forth.

            NOW THEREFORE, in consideration of the foregoing and the

respective covenants hereinafter set forth, the Company and the Purchaser hereby agree as follows:

            1.    Sale and Purchase of the Units.

                  (a)   Subject to the terms and conditions of this

Agreement, the Company agrees to issue and sell to the Purchasers, and the

Purchasers agree to purchase from the Company at the Closing (as hereinafter defined), 125 Units at a purchase price of $6000.00 per Unit,

for a total purchase price of $750,000 (the "Purchase Price").  91.6667 of such Units shall be purchased by the Fund for an aggregate Purchase Price of $550,000.20 and 33.33 of such Units shall be purchased by the Cayman

Fund for an aggregate Purchase Price of $199,999.80.

                  (b)   Subject to the terms and conditions of this

Agreement, as an inducement to enter into this transaction and purchase the

Units and for no additional payment by the Fund, the Company hereby issues to the Fund and Cayman Fund the warrant (the "Special Warrant"),

exercisable at any time prior to May 9, 1998, to purchase 10,000 and 40,000 shares of Common Stock respectively at an exercise price (subject to the adjustment as provided in the Special Warrant) of $.50 per share, in the form attached as Exhibit D hereto.  For purposes of Sections 3, 4, and 5 of this Agreement, unless the context otherwise requires, the terms "Warrants"

and "Warrant Shares" shall be deemed to include the Special Warrant and the

Common Stock issued pursuant thereto, respectively.

                  (c)   The sale and purchase of the Units shall take place

at the Company's offices at 219 South Street, New Providence, New Jersey

07974 at 10:00 a.m. on May 9, 1995, or at such other time and place as the

Company and the Purchasers shall agree (the "Closing").

            2.    Payment.  At the Closing, the Purchasers shall make

payment for the Units in next-day funds by check or wire transfer to an account previously designated by the Company.  The Company shall deliver to the Purchasers certificates representing the Shares and the Warrants purchased by the Purchasers at the Closing.  The Warrants shall be in substantially the form attached hereto as Exhibit A.

            3.    Representations and Warranties of the Company.  The

Company hereby represents and warrants to the Purchasers as follows:

                  (a)   The Company has been duly organized, is validly

existing and is in good standing under the laws of the State of Delaware.

                  (b)   The authorized capital of the Company consists of

20,000,000 shares of Common Stock, 1,000,000 shares of Convertible

Preferred Stock, par value $1.25 per share ("Convertible Preferred Stock"),

and 1,0000,000 shares of Preferred Stock, par value $2.00 per share, of which 270,000 shares are designated as Class A Convertible Preferred Stock

("Class A Preferred Stock") and 730,000 shares are designated as Class B

Convertible Preferred Stock. There are 11,486,828 shares of Common Stock,

444,099 shares of Convertible Preferred Stock, 82,497 shares of Class A

Preferred Stock and 317,500 shares of Class B Preferred Stock presently outstanding.  In addition, there are warrants outstanding to purchase an aggregate of 1,045,277 shares of Common Stock at exercise prices of between

$1.3125 and $4.37 per share, which warrants are exercisable at various dates through January 12, 1999.  All of the issued and outstanding shares of the Company's capital stock are duly authorized, validly issued, fully paid and nonassessable.  All of such shares were offered, issued, sold and delivered by the Company in compliance with all applicable state and federal laws concerning the issuance of securities.  None of such shares were issued in violation of any pre-emptive or subscription rights of any person.

                  (c)   The Company has the full right, power and authority

to enter into this Agreement and to perform the transactions contemplated herein.  This Agreement has been duly executed by the Company and this

Agreement and the transactions contemplated herein have been duly authorized by all necessary corporate action.  This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (d)   Issuance of the Shares has been duly authorized

and, when issued in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and nonassessable.

                  (e)   The Warrants have been duly authorized and, when

issued in accordance with the terms hereof, will have been duly executed,

issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms,

subject to bankruptcy, insolvency, fraudulent transfer, reorganization,

moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.  The Company has sufficient authorized and unissued shares of Common Stock reserved for issuance upon the exercise of the Warrants in accordance with their terms.

Upon the due exercise of the Warrants, and the payment in full of the exercise price therefor, the Warrant Shares will be duly authorized,

validly issued, fully paid and non-assessable.

                  (f)   The Company is subject to the informational

requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations promulgated thereunder (the "Exchange

Act") and, in accordance therewith, files, reports and other information with the Securities and Exchange Commission (the "Commission").  The

Company has filed with the Commission on a current and timely basis all reports required to be filed by it under the Exchange Act, including the

Annual Report on Form 10-K for the year ended December 31, 1994 (as amended, modified or supplemented as of the date hereof, the "Disclosure

Documents").  The information contained in the Disclosure Documents described in all material respects the business and financial condition of the Company as of their respective dates, and such documents did not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The accuracy and completeness of the Disclosure Documents constitutes a material inducement to Purchasers to purchase the Units.

                  (g)   There has been no material adverse change in the

business, financial condition or earnings of the Company since December 31,

1994, except as described in the Disclosure Documents.

                  (h)   The Company will use the net proceeds of the sale

of the Units for working capital purposes, principally for manufacturing the Company's new Model 400 IONSCAN, and related sales and promotional expenses.  The Purchasers acknowledge that the Company currently intends to use approximately $150,000 of such net proceeds to develop a sales,

marketing and operational infrastructure to support sales of its new in-

home drug detection and identification kit.

            4.    Representations and Warranties of the Purchasers.

            The Fund and the Cayman Fund hereby jointly and severally

represent and warrant to the Company as follows:

                  (a)   Each Purchaser is a limited partnership which is

duly organized, is validly existing and is in good standing under the laws of the jurisdiction of its organization.

                  (b)   Each Purchaser has the full right, power and

authority to enter into this Agreement and to carry out and consummate the transactions contemplated herein.  The Agreement has been duly executed by each Purchaser and this Agreement and the transactions contemplated herein have been duly authorized by all necessary partnership action.  This

Agreement constitutes the legal, valid and binding obligation of each

Purchaser, enforceable in accordance with its terms, subject to bankruptcy,

insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                  (c)   Each Purchaser acknowledges that it has received

and reviewed the Disclosure Documents and has had an opportunity to meet with and ask questions of and receive answers from the management of the

Company and its consultants, attorney and accountants regarding the business and affairs of the Company, its financial condition and prospects

(financial and other) and the terms and conditions of the offering of the

Units.

                  (d)   Each Purchaser is an Accredited Investor within the

meaning of Rule 501 of the rules and regulations of the Commission promulgated under the Securities Act of 1933, as amended (the "Securities

Act"), has the financial ability to bear the economic risk of its investment, can afford to sustain a complete loss of such investment and has adequate means of providing for its current fiscal needs, has no need for liquidity in its investment in the Company, and the amount invested in the Company by such Purchaser does not constitute a substantial portion of its net worth.  Each Purchaser understands that in order to be treated as an accredited investor it must meet one of the tests described in Exhibit B to this Agreement, and each Purchaser represents and warrants to the

Company that it meets one of the tests indicated on said Exhibit B.

            (e)   Each Purchaser is acquiring the Shares and Warrants

constituting the Units for investment and not with a view to the sale or distribution thereof, and is acquiring the Shares and Warrants constituting the Units for its own account and not on behalf of others and has not granted any other person any right or option or any participation or beneficial interest in any of the Shares and Warrants constituting the

Units.  Each Purchaser acknowledges its understanding that the Shares and

Warrants constituting the Units constitute restricted securities within the meaning of Rule 144 promulgated under the Securities Act, and that none of the Shares and Warrants constituting the Units may be sold except pursuant to an effective registration statement under the Securities Act or in a transaction exempt from registration under the Securities Act, and acknowledges that it understands the meaning and effect of such restriction.  Each Purchaser has sufficient knowledge and experience in financial and business affairs to evaluate the merits of the purchase of the Shares and Warrants constituting the Units.  Each Purchaser has completed and executed a Confidential Purchaser Questionnaire, a copy of which is attached hereto as Exhibit C which Questionnaire is true and complete.  EACH PURCHASER UNDERSTANDS THAT AN INVESTMENT IN THE UNITS BEING

PURCHASED BY IT INVOLVES A HIGH DEGREE OF RISK, INCLUDING WITHOUT

LIMITATION, RISKS RELATING TO THE COMPANY'S ABILITY TO CONTINUE AS A GOING

CONCERN, THE COMPANY'S CONTINUING OPERATING LOSSES, THE COMPANY'S NEED FOR

ADDITIONAL CAPITAL, THE COMPANY'S NEED FOR LIQUIDITY, THE EFFECTS OF THE

FAILURE OF THE COMPANY TO CONSUMMATE THE SALE OF ITS SUBSIDIARY, BARRINGER

LABORATORIES, INC., THE EFFECTS OF COMPETITION, THE COMPANY'S RELIANCE ON

KEY PERSONNEL, THE COMPANY'S DEPENDENCE ON TECHNOLOGY AND TECHNOLOGICAL

INNOVATION, THE LONG LEAD-TIMES ASSOCIATED WITH THE PURCHASING PRACTICES OF

GOVERNMENTAL AGENCIES WHICH ARE SUBSTANTIAL CUSTOMERS OF THE COMPANY, THE

RESTRICTIONS ON TRANSFER OF THE SHARES AND WARRANTS COMPRISING THE UNITS,

AS WELL AS SIMILAR RESTRICTIONS ON TRANSFERS OF THE WARRANT SHARES,

POTENTIAL CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS INVOLVING

THE COMPANY AND THE DIRECTORS AND OFFICERS OF THE COMPANY, AND THE

SUCCESSFUL CONSUMMATION OF THE COMPANY'S BUSINESS AND OPERATING STRATEGY.

                  (f)   No Purchaser has been furnished any offering

literature, by the Company or otherwise, other than this Agreement and the

Disclosure Documents.  Each Purchaser has relied only on the information contained in the Disclosure Documents and this Agreement in its decision to enter into this Agreement.  Each Purchaser acknowledges and represents that no representations or warranties have been made to it by the Company or its directors, officers or any agents or representatives with respect to the business of the Company, the financial condition or results of operations of the Company and/or the economic, tax or any-other aspects or consequences of the purchase of the Securities, and each Purchaser has not relied upon any information concerning the Company, written or oral, other than that contained in the Disclosure Documents and this Agreement.

                  (g)   Each exercise of a Warrant by a Purchaser shall

constitute an affirmation by such Purchaser that the representations and warranties contained herein are also true and correct with respect to the

Warrant Shares to be acquired by it upon the exercise of the related

Warrant.

            5.    Restrictions on Transferability; Compliance with

Securities Act.

                  (a)   Transferability.  The Shares and Warrants

constituting the Units and the Warrant Shares issuable upon the exercise of the Warrants shall not be transferable except upon the conditions specified in this Paragraph 5, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any of such securities.

                  (b)   Restrictive Legend.  Any certificates or other

instrument representing the Shares, the Warrants or the Warrant Shares shall (unless otherwise permitted by the provisions of Paragraph 5(c)

below) be stamped or otherwise imprinted with the following legend:



            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO
            REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE. THE TRANSFERABILITY OF THESE SECURITIES IS FURTHER SUBJECT TO THE PROVISIONS OF A UNIT PURCHASE AGREEMENT DATED AS OF MAY ___, 1995 AMONG THE COMPANY, SPECIAL SITUATIONS FUND III, L.P. AND SPECIAL SITUATIONS CAYMAN FUND, L.P.

For purposes of this Paragraph 5, any references to "Shares" "Warrants" or

"Warrant Shares" shall include any other securities issued in respect of any of such securities.

                  (c)   Restrictions on Transfer.  The Shares, the Warrants

and the Warrant Shares shall not be transferred, and the Company shall not be required to register any transfer thereof on the books of the Company,

unless such transfer is made pursuant to an effective registration statement, in compliance with Rule 144, or pursuant to another exemption under the Securities Act; provided, however, that the company shall not be required to register any transfer in the event any securities are offered or sold otherwise than pursuant to an effective registration statement or pursuant to Rule 144 unless the Company shall have received an opinion of counsel to the Purchasers, satisfactory in form and substance to the

Company in its sole discretion, that such transfer does not require registration under the Securities Act or applicable state securities laws.

                  (d)   The Company shall file a registration statement

with the Commission under the Securities Act by [90 days after date of the

Agreement] covering the Shares and the Warrant Shares, and use its best efforts to cause such registration statement to become effective and to keep such registration statement effective for a period of five years from the date it is declared effective by the Commission.  The Company shall not be obligated to cause to become effective more than one registration statement pursuant to which the Shares and the Warrant Shares may be sold under this Paragraph 5(d).  At any time and from time to time, each

Purchaser agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably requested by the

Company in order to effectuate the purposes of this Paragraph 5, including,

without limitation, supplying information with respect to such Purchaser that may be necessary or required for inclusion in the registration statement.  In the event that such information or other material requested by the Company is not provided to the Company within a reasonable period of time following delivery of written notice requesting such information, then the Company's obligations under this Paragraph 5 shall be suspended until a reasonable period of time after the Purchaser complies with such request.

                  (e)   Additional Shares; Incidental Registration.  The

provisions of Paragraph 5(d) notwithstanding, if at any time following the issuance of the Units the Company proposes to register any of its equity securities under the Securities Act on Form S-1, S-2, S-3, S-18 or any other registration form at the time available on which the Shares and/or

Warrant Shares could be registered for sale (other than a registration statement covering securities issuable pursuant to an employee benefit or dividend reinvestment plan and other than a registration statement covering securities issuable in a Rule 145 transaction), the Company shall on such occasion give written notice to the Purchasers of its intention to do so.

Such written notice shall be given as promptly as possible after the

Company determines to file such a registration but in no event shall such notice be given less than four weeks prior to the date of the filing of such registration statement.  Upon written request of any Purchaser given within 15 days after receipt of any such notice (which request shall state the intended method of disposition of the Shares and/or Warrant Shares by such Purchaser), the Company will use its best efforts to cause the Shares and/or Warrant Shares which such Purchaser has requested be registered, to be registered under the Securities Act and under the same registration statement proposed to be filed by the Company, all to the extent required to permit the sale or the disposition (in accordance with the written request of such Purchaser as aforesaid), by such Purchaser of the Shares and/or Warrant Shares so registered; provided, however, that no such notice shall be given and no Purchaser shall be entitled to have the Shares and/or

Warrant Shares included in such registration in the event that any underwriter with respect to the offering which is the subject of such registration statement determines, in its sole discretion, that the inclusion of the Shares and/or Warrant Shares in the registration will be detrimental to such offering.

                  (f)   The Company will pay all expenses incurred in

complying with Paragraphs 5(d) and 5(e) hereof, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers,

Inc.), printing expenses, reasonable fees and disbursements of counsel to the Company, securities law and blue sky fees and expenses and the expenses of any regular and special audits incident to or required by any such registration.  All underwriting discounts and selling commissions applicable to the sales of the Shares and/or Warrant Shares, and any state or federal transfer taxes payable with respect to the sales of the Shares and/or Warrant Shares and all fees and disbursements of counsel for the

Purchasers, if any, in each case arising in connection with registration of the Shares and/or Warrant Shares under Paragraphs 5(d) and 5(e) hereof,

shall be payable by the Purchasers.

                  (g)   Indemnification.  (i) In the event of any

registration under the Securities Act of the Shares and/or the Warrant

Shares pursuant to this Paragraph 5, the Company will indemnify and hold harmless the Purchasers from and against all losses, claims, damages,

expenses or liabilities, joint or several, to which they may become subject under the Securities Act, the Exchange Act and state securities and blue sky laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of any material fact contained in any registration statement or alleged untrue statement, under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they are made, not misleading; or any violation by the Company of the Securities Act, the Exchange Act or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws;

and will reimburse the Purchasers for any legal or any other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim damage, liability or action; provided however, that the

Company will not be liable in any such case to any Purchaser to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made in such registration statement,

said preliminary prospectus or said final prospectus or said amendment or supplement or any document incident thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchasers.

                  (ii)  In the event of any registration of any of the

Shares and/or Warrant Shares under the Securities Act pursuant to this

Paragraph 5, the Purchasers will, jointly and severally, indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, each officer of the Company who signs the registration statement and each director of the Company from and against any and all such losses, claims, damages or liabilities arising from any untrue statement in, or omission from, any such registration statement, preliminary or final prospectus, amendment or supplement or document incident thereto if the statement or omission in respect of which such loss, claim, damage or liability is asserted was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Purchaser for use in connection with the preparation of such registration statement or prospectus or such amendment or supplement thereof.

                  (iii) The reimbursements required by this Paragraph 5(g)

shall be made by periodic payments during the course of the investigation or defense as and when bills are received or expenses incurred; provided,

however, that to the extent that an indemnified party receives periodic payments for legal or other expenses during the course of an investigation or defense, and such party subsequently received payment for such expenses from any other parties to the proceeding, such payments shall be used by the indemnified party to reimburse the indemnifying party for such periodic payments.  Any party which proposes to assert the right to be indemnified under this Paragraph 5(g) will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against any indemnified party under this paragraph 5(g), notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served, but the failure to so notify such indemnifying party of any such action, suit or proceeding shall not relieve the indemnifying party from any obligation which it may have to any indemnified party hereunder unless and only to the extent that the indemnifying party is prejudiced by said lack of notice.  In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof,

with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expense, other than reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof.  The indemnified party shall have the right to employ its own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party, when and as incurred, unless (A) the employment of counsel by such indemnified party has been authorized by the indemnifying party, (B) the indemnified party has reasonably concluded (based on advice of counsel), that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party

(C) the indemnified party shall have reasonably concluded (based on advice of counsel) that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of defense of such action (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party),

or (D) the indemnifying party shall not in fact have employed counsel to assume the defense of such action.  An indemnifying party shall not be liable for any settlement or any action or claim effected without its consent.

              (h)  Contribution.    (i)  If the indemnification provided

for in this Section 5 from the indemnifying party is unavailable to any indemnified party hereunder in respect of any losses, claims, damages,

liabilities or expenses referred to therein, then the indemnifying party,

in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5(g), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

              (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(h) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding any other provision hereof, in no event shall the contribution obligation of any Purchaser be greater in amount than the excess of (A) the dollar amount of the proceeds received by such Purchaser upon the sale of the securities giving rise to such contribution obligation over (B) the dollar amount of any damages that such

Purchaser has otherwise been required to pay by reason of the untrue or alleged untrue statement or omission or alleged omission giving rise to such obligation.  No Person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            6.    Board Representation.  (a) So long as the Purchasers

continue to beneficially own an aggregate of at least 5% of the issued and outstanding shares of Common Stock, the Purchasers shall have the right to designate one individual to serve on the Board of Directors of the Company;

provided, however, that if the Purchasers cease at any time to beneficially own an aggregate of at least 5% of the issued and outstanding shares of

Common Stock, the rights set forth in this Section 6 shall immediately terminate and shall not re-vest if at any time thereafter the Purchasers beneficially own an aggregate of 5% or more of the issued and outstanding shares of Common Stock.  After the Closing, promptly upon receipt of a request by the Fund on behalf of the Purchasers, the Company shall take all action necessary to increase the size of the Board of Directors by one director and to appoint the person designated by the Purchasers to fill the vacancy caused by such increase in the size of the Board of Directors.  The term of such designee shall continue until the next succeeding annual meeting of shareholders of the Company and until his successor is duly elected and qualified.  Thereafter, so long as the Purchasers continue to have the right to designate a member of the Company's Board of Directors pursuant to this Section 6(a), the Company shall use its best efforts to cause their designee or such other person designated by the Fund on behalf of the Purchasers from time to time (who shall be reasonably satisfactory to the Company) (the "Purchaser Representative") to be elected to the Board of Directors of the Company at any succeeding annual meeting of the shareholders of the Company or, if the election of directors occurs other than pursuant to a meeting of shareholders, to otherwise effect the election of the Purchaser Representative as a director.

                  (b)   In the event that the Purchaser Representative

resigns, is unable to serve as a director or is removed, with or without cause, the Fund on behalf of the Purchasers shall give written notice to the Secretary of the Company designating a replacement Purchaser

Representative.  Promptly upon receipt of such notice, the Company shall use its best efforts to fill the resulting vacancy by causing the person designated in the notice to be appointed to fill such vacancy.

                  (c)   In the event that the Purchasers shall, at any

time, cease to beneficially own an aggregate of at least 5% of the issued and outstanding Common Stock, the Purchaser Representative shall be deemed to have resigned as a director effective as of the date the Purchasers'

aggregate beneficial ownership of Common Stock first falls below 5% and shall cease to be a member of the Board of Directors; provided, that such person's participation in the deliberations of the Board of Directors subsequent to the date of his termination as a director shall not affect in any respect any corporate action which has been approved by a majority of the remaining members of the Board of Directors, whether at a meeting at which a quorum of the Board of Directors (excluding the Purchaser

Representative for this purpose) was present or pursuant to a written consent signed by the remaining directors

                  (d)   As used herein, the term "beneficial owner" (and,

with correlative meanings, "beneficially own" and "beneficial ownership")

of any interest means a person or entity who, together with his or its affiliates, is or may be deemed a beneficial owner of such interest for purposes of Rule 13d-3 or 13d-5 under the Exchange Act or who, together with his or its affiliates, has the right to become such a beneficial owner of such interest (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise, conversion or exchange of any warrant,

right or other instrument, or otherwise.

            7.    Shareholder Resolution.  Unless otherwise consented to by

the Purchasers, the Company shall use its best efforts to cause the Board of Directors of the Company to adopt a resolution recommending that the shareholders of the Company approve a reverse stock split for the Common

Stock of at least one-for-four.  The Company shall cause the resolution to be submitted to a vote of the shareholders at the next annual meeting of the shareholders of the Company, which shall be called and held no later than September 30, 1995.

            8.    Brokerage.  The Company represents and warrants to the

Purchasers that no broker, dealer or agent has been engaged in connection with the transactions contemplated by this Agreement and the Company will indemnify and save harmless the Purchasers from and against any and all claims, expenses, liabilities or obligations with respect to brokerage or finders' fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement, asserted by any person on the basis of any statement or representation alleged to have been made by the

Company.

            9.    Notices. All notices provided for in this Agreement shall

be in writing, signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered mail (air mail or overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication.  Notices shall be deemed to have been received on the date of personal delivery, or if sent by certified or registered mail,

return receipt requested, shall be deemed to be delivered on the third business day after the date of mailing.  Notices shall be sent to the following addresses.

If the Company:


            Barringer Technologies Inc.
            219 South Street
            New Providence, N.J.  07974

            Attention:  Mr. Stanley S. Binder

            Telephone:  (908) 665-8200
            Telecopier:  (908) 665-8298

with a copy to:

            Lowenstein, Sandler, Kohl, Fisher & Boylan
            65 Livingston Avenue
            Roseland; N.J. 07068

            Attention:  John D. Hogoboom, Esq.

            Telephone:  (201) 992-8700
            Telecopier: (201) 992-5820

If to the Purchasers:

            153 East 53rd Street, 51st Floor
            New York, New York 10022

            Attention: Mr. Austin Marxe

            Telephone: (212) 832-5300

or to such other address as any party shall designate in the manner provided in this Paragraph 9.

            10.   Miscellaneous.

                  (a)   This Agreement shall be governed by and construed

in accordance with the laws of the State of New York, without giving effect to its conflict of laws rules.  Each of the parties hereto irrevocably submits to the non-exclusive jurisdiction of the courts of the State of New

York and the United States District Court for the Southern District of New

York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this

Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit,

action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (b)   This Agreement shall be binding upon and inure to

the benefit of the parties hereto, and their respective heirs, executors,

legal representatives, successors and permitted assigns.

                  (c)  This Agreement represents the entire agreement

between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements,

understandings and letters of intent.  This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver.  No course of conduct or dealing and no trade, custom or usage shall modify any provisions of this Agreement.

                  (d)   The captions and headings contained herein are

solely for convenience of reference and do not constitute a part of this

Agreement.

                  (e)   Unless the context otherwise requires, all

references to any gender Shall be deemed to include the masculine, feminine or neuter gender, the singular shall include the plural and the plural shall include the singular.

                  (f)   In the event that any provision of this Agreement

becomes or is declared a court of competent jurisdiction to be illegal,

unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, however, that no such severability shall be effective if it materially changes the economic benefits of this

Agreement to any party.

                  (g)  This Agreement may be executed in any number of

counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruction.

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                    BARRINGER TECHNOLOGIES INC.



                                     By:  /s/ Stanley Binder
                                              Stanley S. Binder
                                              President

                                    SPECIAL SITUATIONS FUND III, L.P.


                                     By:  /s/ Austin Marxe
                                              Austin Marxe
                                              Individual Managing Partner


                                    SPECIAL SITUATIONS CAYMAN III, L.P.

                                          By:  AWM Investment Company.
                                                   Investment Adviser


                                          By:  /s/ Austin Marxe
                                                   Austin Marxe
                                                   President

                       FORM OF WARRANT AGREEMENT

                            EXHIBIT D

      THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE. THE TRANSFERABILITY OF THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF IS FURTHER SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF MAY __, 1995 AMONG THE COMPANY AND SPECIAL SITUATIONS FUND III, L.P. AND SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                                 Warrant to
                                                 Purchase
                                                  _______ Shares

                                                 VOID AFTER MAY __, 1998

                      WARRANT TO PURCHASE
                        COMMON STOCK
                            OF
                   BARRINGER TECHNOLOGIES, INC.,


Incorporated Under the Laws of the State of Delaware


      THIS IS TO CERTIFY that Special Situations Fund III, L.P. (the "Warrantholder"), or its registered assigns, is entitled, subject to the provisions of Section 4 hereof, upon the due exercise hereof and subject to the terms and conditions hereof, as to the total number of shares thereafter, until the close of business on May __, 1998, to purchase from Barringer Technologies, Inc., a Delaware corporation (the "Company"), all or any part of one hundred fifty thousand (150,000) fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, upon surrender hereof with the subscription form attached hereto as Appendix "A", duly completed, at the office of the Company or any transfer agent for the Company's Common Stock, and simultaneous payment therefor in cash or by certified or official bank check payable to the order of the Company in New York Clearing House funds, at the purchase price of $0.50 per share (the "Warrant Purchase Price").

      1. Term. Unless this Warrant is surrendered and payment made as herein provided before the close of business on May __, 1998 (the
"Expiration Date"), this Warrant will become wholly void and all rights evidenced hereby will terminated on the Expiration Date.

      2. Warrant Exchange. This Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of shares of Common Stock as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the holder shall be entitled to receive a new Warrant or Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares in respect of which this Warrant shall not have been exercised.

      3. Anti-Dilution. The Warrant Purchase Price of $0.50 per share will be subject to adjustment from time to time as hereinafter provided:

                  (a) General. In the event that the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock or options, warrants, convertible securities or other rights to acquire Common Stock other than pursuant to (i) the exercise of options, warrants, convertible securities or other rights to acquire Common Stock outstanding on the date hereof, (ii) a subdivision, consolidation or reclassification of shares of Common Stock under subparagraph 3(b) hereof,
(iii) a merger or consolidation under subparagraph 3(c) hereof, (iv) a dividend or other distribution on any class of stock under subparagraph 3(d) hereof, or (v) employee stock options outstanding on the date hereof or issued hereafter pursuant to stock option plans of the Company or stock purchase warrants outstanding on the date hereof, without consideration or for a consideration per share less than the lesser of (x) the Warrant Purchase Price in effect immediately prior to such issuance, or (y) the then-fair market value per share of the Common Stock (as determined in good faith by the Board of Directors of the Company), then, and thereafter successively upon each such issuance, the Warrant Purchase Price in effect immediately prior to the issuance of such shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Warrant Purchase Price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received by the Company upon such issuance by (b) the total number of shares of Common Stock outstanding immediately after such issuance. Upon any such adjustment of the Warrant Exercise Price as provided above, this Warrant shall evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

                  1. In case of the issuance of shares of Common Stock or other securities of the Company for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company therefor less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof.

                  2. In case of the issuance of shares of Common Stock or other securities of the Company for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration received by the Company therefor shall be deemed to be the cash proceeds, if any, received by the Company plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Company less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance, provided, however that the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company.

                  3. In case of the issuance by the Company of (a) any security that is convertible into or exchangeable for shares of Common Stock or (b) any rights, warrants or options to purchase shares of Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible or exchangeable securities may be converted or exchanged or the maximum number of shares of Common Stock deliverable upon the exercise of such rights, warrants or options, as the case may be, for the consideration (determined as provided in subparagraph 1 and 2 above) received by the Company for such convertible or exchangeable securities or for such rights or options, as the case may be, plus the minimum aggregate consideration or adjustment payment to be received by the Company in connection with the conversion or exchange of such convertible or exchangeable securities, or the minimum aggregate price at which shares of Common Stock are to be delivered upon the exercise of such rights, warrants or options, as the case may be. On the expiration of such rights, warrants or options or the termination of such right to convert or exchange, the Warrant Purchase Price hereunder shall be readjusted to such Warrant Purchase Price as would have obtained had the adjustments made upon the issuance of such rights, warrant or options, or convertible or exchangeable securities, been made upon the basis of the delivery of, and receipt of the consideration or adjustment payment, if any, actually paid for, only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options or upon the conversion or exchange of such securities. Except as provided in the next preceding sentence, no further adjustment of the Warrant Purchase Price shall be made as a result of the actual issuance of shares of Common Stock referred to in this subparagraph C.

                  4. The consideration for any securities issued as a stock dividend shall be deemed to be zero.

                  5. Irrespective of any adjustment or change in the Warrant Purchase Price or the number of shares of Common Stock actually purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant Purchase Price per share and the number of shares purchasable thereunder as the Warrant Purchase Price per share and the number of shares purchasable that were expressed upon the Warrant when initially issued.

            (b) Subdivision, Combination or Reclassification. If at any time or from time to time the Company shall by subdivision, combination or reclassification of shares, or otherwise change as a whole the outstanding shares of Common Stock into a different number or class of shares, then in each case the Warrant Exercise Price in effect immediately after the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision, combination or reclassification. Thereafter, this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

            (c) Merger. If at any time while this Warrant is outstanding, the Company shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder (immediately prior to the date upon which such consolidation or merger shall become affective), the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger immediately prior to the date upon which such consolidation or merger became effective, without any change in, or payment in addition to, the Warrant Purchase Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (d) Distributions. If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash) to the holders of Common Stock, or grant any rights to such holders to acquire assets without any consideration paid or to be paid by them or for a consideration less than the fair market value of such assets, as determined by the Board of Directors of the Company, or (ii) declare a dividend upon the Common Stock (to the extent payable otherwise than in cash and out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company), the Company shall reserve and the holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, for each share of Common Stock purchasable hereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), and without increase in (except in respect of the consideration, if any, paid for such assets by shareholders), or payment in addition to, the then current Warrant Exercise Price per share, (A) the amount of such assets to which such right would have been granted to the holder hereof, or
(B) the amount of such dividend (to the extent thereof above stated) which such holder would have received had he been a holder of one share of Common Stock on such record (or other) date.

            (e) Notice of Change. Upon the happening of any event requiring an adjustment of the Warrant Purchase Price hereunder, the Company shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant Purchase Price resulting from such event and the number of shares of Common Stock (or other securities and property) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In case any voluntary or involuntary dissolution, liquidation or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date, in the event of such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto, shall terminate). Notice pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Company.

            (f) Definition of Common Stock. For the purpose of the foregoing paragraphs (a) through (e), the term "Common Stock" shall include all shares of Common Stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of the par value in respect of the right of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary dissolution or winding up of the Company; provided, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant and shall not, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(b) or 3(c) hereof, the stock, securities or assets provided for in such subparagraphs.

      4. No Stockholder Rights. The holder of this Warrant shall not be entitled to any rights of a stockholder of the Company in respect of any shares purchasable upon the exercise hereof until such shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, and in any event within 10 days thereafter, the Company shall deliver a certificate or certificates for the number of all shares of Common Shares issuable upon such exercise, all of which shall be validly issued, fully paid and non-assessable, and free of all taxes, liens and charges with respect to the issue thereof, to the person or persons entitled to receive the same, provided, however, that unless the Company shall receive an opinion of counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended, such certificate delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

      5. Registration Under Securities Act. The holder of this Warrant will be entitled to certain registration rights as set forth in a separate agreement on file at the Company's principal offices.

      6. Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the issuance of the shares upon exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to provide for the exercise of this Warrant, the Company will, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.


                                    BARRINGER TECHNOLOGIES, INC.



                                    By:

Dated:                              Title:________________________

ATTEST:



                           APPENDIX "A"



            (To be executed by the registered holder
             to exercise the right to purchase
           Common Stock evidenced by the within Warrant)



To Barringer Technologies, Inc.:



The undersigned hereby irrevocably subscribes for _____________ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of $________________,

therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.







Dated:                                    Signed:

                                          Address:


                         FORM OF WARRANT AGREEMENT

      THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND CANNOT BE SOLD OR TRANSFERRED UNLESS AND UNTIL THEY ARE SO REGISTERED OR UNLESS AN EXEMPTION UNDER SUCH ACT OR LAWS IS AVAILABLE. THE TRANSFERABILITY OF THE WARRANT REPRESENTED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF IS FURTHER SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF MAY __, 1995 AMONG THE COMPANY AND SPECIAL SITUATIONS FUND III, L.P. AND SPECIAL SITUATIONS CAYMAN FUND, L.P.


                                                     Warrant to
                                                     Purchase
                                                     _______ Shares

                                                     VOID AFTER MAY __, 2000

                          WARRANT TO PURCHASE
                            COMMON STOCK
                                OF
                         BARRINGER TECHNOLOGIES, INC.,

                Incorporated Under the Laws of the State of Delaware


      THIS IS TO CERTIFY that _______________________ (the
"Warrantholder"), or its registered assigns, is entitled, subject to the provisions of Section 4 hereof, upon the due exercise hereof and subject to the terms and conditions hereof, as to the total number of shares thereafter, until the close of business on May __, 2000, to purchase from Barringer Technologies, Inc., a Delaware corporation (the "Company"), all or any part of _______________ (_______) fully paid and nonassessable shares of Common Stock, par value $.01 per share ("Common Stock"), of the Company, upon surrender hereof with the subscription form attached hereto as Appendix "A", duly completed, at the office of the Company or any transfer agent for the Company's Common Stock, and simultaneous payment therefor in cash or by certified or official bank check payable to the order of the Company in New York Clearing House funds, at the purchase price of $0.50 per share (the "Warrant Purchase Price").

      1. Term. Unless this Warrant is surrendered and payment made as herein provided before the close of business on May __, 2000 (the
"Expiration Date"), this Warrant will become wholly void and all rights evidenced hereby will terminated on the Expiration Date.

      2. Warrant Exchange. This Warrant may be exchanged for a number of Warrants of the same tenor as this Warrant for the purchase in the aggregate of the same number of shares of Common Stock as are purchasable upon the exercise of this Warrant, upon surrender hereof at the office of the Company with written instructions as to the denominations of the Warrants to be issued in exchange. If this Warrant is exercised for less than all the shares purchasable upon the exercise hereof, the holder shall be entitled to receive a new Warrant or Warrants of the same tenor as this Warrant for the purchase in the aggregate of the number of shares in respect of which this Warrant shall not have been exercised.

      3. Anti-Dilution. The Warrant Purchase Price of $0.50 per share will be subject to adjustment from time to time as hereinafter provided:

                  (a) General. In the event that the Company shall, at any time or from time to time after the date hereof, issue any shares of Common Stock or options, warrants, convertible securities or other rights to acquire Common Stock other than pursuant to (i) the exercise of options, warrants, convertible securities or other rights to acquire Common Stock outstanding on the date hereof, (ii) a subdivision, consolidation or reclassification of shares of Common Stock under subparagraph 3(b) hereof,
(iii) a merger or consolidation under subparagraph 3(c) hereof, (iv) a dividend or other distribution on any class of stock under subparagraph 3(d) hereof, or (v) employee stock options outstanding on the date hereof or issued hereafter pursuant to stock option plans of the Company or stock purchase warrants outstanding on the date hereof, without consideration or for a consideration per share less than the lesser of (x) the Warrant Purchase Price in effect immediately prior to such issuance, or (y) the then-fair market value per share of the Common Stock (as determined in good faith by the Board of Directors of the Company), then, and thereafter successively upon each such issuance, the Warrant Purchase Price in effect immediately prior to the issuance of such shares shall forthwith be reduced to a price (calculated to the nearest full cent) determined by dividing (a) an amount equal to (i) the total number of shares of Common Stock outstanding immediately prior to such issuance multiplied by the Warrant Purchase Price in effect immediately prior to such issuance, plus (ii) the consideration, if any, received by the Company upon such issuance by (b) the total number of shares of Common Stock outstanding immediately after such issuance. Upon any such adjustment of the Warrant Exercise Price as provided above, this Warrant shall evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

                  1. In case of the issuance of shares of Common Stock or other securities of the Company for cash, the consideration received by the Company therefor shall be deemed to be the cash proceeds received by the Company therefor less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, the issuance thereof.

                  2. In case of the issuance of shares of Common Stock or other securities of the Company for a consideration other than cash, or a consideration a part of which shall be other than cash, the amount of the consideration received by the Company therefor shall be deemed to be the cash proceeds, if any, received by the Company plus the fair value of the consideration other than cash, as determined by the Board of Directors of the Company less any commissions or other expenses paid or incurred by the Company for any underwriting of, or otherwise in connection with, such issuance, provided, however that the amount of such consideration other than cash shall in no event exceed the cost thereof as recorded on the books of the Company.

                  3. In case of the issuance by the Company of (a) any security that is convertible into or exchangeable for shares of Common Stock or (b) any rights, warrants or options to purchase shares of Common Stock, the Company shall be deemed to have issued the maximum number of shares of Common Stock into which such convertible or exchangeable securities may be converted or exchanged or the maximum number of shares of Common Stock deliverable upon the exercise of such rights, warrants or options, as the case may be, for the consideration (determined as provided in subparagraph 1 and 2 above) received by the Company for such convertible or exchangeable securities or for such rights or options, as the case may be, plus the minimum aggregate consideration or adjustment payment to be received by the Company in connection with the conversion or exchange of such convertible or exchangeable securities, or the minimum aggregate price at which shares of Common Stock are to be delivered upon the exercise of such rights, warrants or options, as the case may be. On the expiration of such rights, warrants or options or the termination of such right to convert or exchange, the Warrant Purchase Price hereunder shall be readjusted to such Warrant Purchase Price as would have obtained had the adjustments made upon the issuance of such rights, warrant or options, or convertible or exchangeable securities, been made upon the basis of the delivery of, and receipt of the consideration or adjustment payment, if any, actually paid for, only the number of shares of Common Stock actually delivered upon the exercise of such rights, warrants or options or upon the conversion or exchange of such securities. Except as provided in the next preceding sentence, no further adjustment of the Warrant Purchase Price shall be made as a result of the actual issuance of shares of Common Stock referred to in this subparagraph C.

                  4. The consideration for any securities issued as a stock dividend shall be deemed to be zero.

                  5. Irrespective of any adjustment or change in the Warrant Purchase Price or the number of shares of Common Stock actually purchasable under this or any other Warrant of like tenor, the Warrants theretofore and thereafter issued may continue to express the Warrant Purchase Price per share and the number of shares purchasable thereunder as the Warrant Purchase Price per share and the number of shares purchasable that were expressed upon the Warrant when initially issued.

            (b) Subdivision, Combination or Reclassification. If at any time or from time to time the Company shall by subdivision, combination or reclassification of shares, or otherwise change as a whole the outstanding shares of Common Stock into a different number or class of shares, then in each case the Warrant Exercise Price in effect immediately after the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Warrant Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision, combination or reclassification. Thereafter, this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (rounded to the nearest whole share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant by the Warrant Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Warrant Exercise Price in effect immediately after such adjustment.

            (c) Merger. If at any time while this Warrant is outstanding, the Company shall consolidate with or merge into another corporation, the holder hereof shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder (immediately prior to the date upon which such consolidation or merger shall become affective), the securities or property to which a holder of one share of Common Stock would have been entitled upon such consolidation or merger immediately prior to the date upon which such consolidation or merger became effective, without any change in, or payment in addition to, the Warrant Purchase Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to assure that all of the provisions of this Warrant shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Warrant. The Company shall not effect any such consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Company) resulting therefrom shall assume by written instrument executed and mailed to the registered holder hereof at the address of such holder shown on the books of the Company, the obligation to deliver to such holder such securities or property as in accordance with the foregoing provisions such holder shall be entitled to purchase. A sale of all or substantially all of the assets of the Company for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

            (d) Distributions. If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash) to the holders of Common Stock, or grant any rights to such holders to acquire assets without any consideration paid or to be paid by them or for a consideration less than the fair market value of such assets, as determined by the Board of Directors of the Company, or (ii) declare a dividend upon the Common Stock (to the extent payable otherwise than in cash and out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company), the Company shall reserve and the holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, for each share of Common Stock purchasable hereunder on the record date established by the Company for the determination of holders of Common Stock entitled to receive such distribution, right or dividend (or if no such record date shall have been established, on the date of such distribution, grant of such right or payment of such dividend), and without increase in (except in respect of the consideration, if any, paid for such assets by shareholders), or payment in addition to, the then current Warrant Exercise Price per share, (A) the amount of such assets to which such right would have been granted to the holder hereof, or
(B) the amount of such dividend (to the extent thereof above stated) which such holder would have received had he been a holder of one share of Common Stock on such record (or other) date.

            (e) Notice of Change. Upon the happening of any event requiring an adjustment of the Warrant Purchase Price hereunder, the Company shall forthwith give written notice thereof to the registered holder of this Warrant stating the adjusted Warrant Purchase Price resulting from such event and the number of shares of Common Stock (or other securities and property) issuable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In case any voluntary or involuntary dissolution, liquidation or winding up of the Company shall at any time be proposed, the Company shall give at least 20 days prior written notice thereof to the registered holder hereof stating the date on which such event is to take place and the date (which shall be at least 20 days after the giving of such notice) as of which the holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding up (on which date, in the event of such dissolution, liquidation or winding up shall actually take place, this Warrant and all rights with respect hereto, shall terminate). Notice pursuant to this paragraph shall be given by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder appearing in the records of the Company.

            (f) Definition of Common Stock. For the purpose of the foregoing paragraphs (a) through (e), the term "Common Stock" shall include all shares of Common Stock authorized by the Company's Certificate of Incorporation, as from time to time amended, which are not limited to a fixed sum or percentage of the par value in respect of the right of holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary dissolution or winding up of the Company; provided, that the shares purchasable pursuant to this Warrant shall include only shares of such class referred to in the first paragraph hereof designated in the Company's Certificate of Incorporation as Common Stock on the date of the original issue of this Warrant and shall not, in case of any reorganization, reclassification, consolidation, merger or sale of assets of the character referred to in subparagraph 3(b) or 3(c) hereof, the stock, securities or assets provided for in such subparagraphs.

      4. No Stockholder Rights. The holder of this Warrant shall not be entitled to any rights of a stockholder of the Company in respect of any shares purchasable upon the exercise hereof until such shares have been paid for in full and issued to such holder. As soon as practicable after such exercise, and in any event within 10 days thereafter, the Company shall deliver a certificate or certificates for the number of all shares of Common Shares issuable upon such exercise, all of which shall be validly issued, fully paid and non-assessable, and free of all taxes, liens and charges with respect to the issue thereof, to the person or persons entitled to receive the same, provided, however, that unless the Company shall receive an opinion of counsel satisfactory to it that such a legend is not required in order to assure compliance with the Securities Act of 1933, as amended, such certificate delivered to the holder of the surrendered Warrant shall bear a legend reading substantially as follows:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

      5. Registration Under Securities Act. The holder of this Warrant will be entitled to certain registration rights as set forth in a separate agreement on file at the Company's principal offices.

      6. Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the issuance of the shares upon exercise of the Warrant, such number of its shares of Common Stock as shall from time to time be sufficient to provide for the exercise of this Warrant, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to provide for the exercise of this Warrant, the Company will, subject to the requirements of applicable state law, take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares of Common Stock as shall be sufficient for such purposes.


                                    BARRINGER TECHNOLOGIES, INC.



                                    By:

Dated:                              Title:________________________

ATTEST:



                             APPENDIX "A"



              (To be executed by the registered holder

                 to exercise the right to purchase

              Common Stock evidenced by the within Warrant)



To Barringer Technologies, Inc.:





The undersigned hereby irrevocably subscribes for _____________ shares of your Common Stock pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment of

$______________________, therefor, and requests that a certificate for such shares be issued in the name of the undersigned and be delivered to the undersigned at the address stated below, and if said number of shares shall not be all of the shares purchasable hereunder, that a new Warrant of like tenor for the balance of the remaining shares purchasable hereunder be delivered to the undersigned at the address stated below.




Dated:                                    Signed:

                                          Address: